Exhibit 99.1

UNAUDITED PRO FORMA COMBINED

CONSOLIDATED FINANCIAL STATEMENTS

On February 20, 2019 (the “Acquisition Date”), Zix Corporation (“we”, “us”, “Zix”, or the “Company”) acquired AppRiver, a leading provider of cloud-based cybersecurity solutions (the “Acquisition”). The Company entered into a securities purchase agreement to acquire 100% of the issued and outstanding equity interests of AR Topco, LLC from AppRiver Holdings, LLC, AppRiver Marlin Topco, L.P., Marlin Equity IV, L.P., AppRiver Management Holding, LLC (collectively, the “Sellers”) as part of our strategy to accelerate our offerings into the cloud at the point of initial cloud application purchase and expand our customer base.

AppRiver, LLC is based in Gulf Breeze, Florida and provides email security solutions to businesses, including protection from spam, viruses, and internet malware. AppRiver, LLC operates in Europe through its wholly-owned subsidiaries AppRiver AG, a Swiss company (hereinafter referred to as “AG”) and AppRiver AG Spain SL, a Spanish company (hereinafter referred to as “SLU”). In addition, AppRiver, LLC owns 50% of ARM Research Labs, LLC.

Under the terms of the Acquisition, we paid preliminary consideration totalling $276.4 million. The Acquisition was primarily financed with a term loan totalling $175.0 million, along with a $100.0 million Convertible Preferred Equity Investment from True Wind Capital.

The following unaudited pro forma combined consolidated statements of operations for the nine months ended September 30, 2018 and the fiscal year ended December 31, 2017 and unaudited pro forma combined consolidated balance sheet as of September 30, 2018 present the combination of the historical consolidated financial statements of Zix, AppRiver, LLC and its subsidiaries (the “Predecessor” as defined below) and AR Topco, LLC and its subsidiaries (the “Successor” as defined below) to give effect to the acquisition of the Successor by Zix, which was completed on the Acquisition Date. The unaudited pro forma combined consolidated balance sheet and unaudited pro forma combined consolidated statements of operations are collectively referred to as the unaudited pro forma combined consolidated financial statements.

The Acquisition was accounted for as a business combination where Zix was the acquirer and the acquisition method of accounting was applied in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). Accordingly, the aggregate value of the consideration paid by us to complete the acquisition was allocated to the assets acquired and liabilities assumed from Successor based upon the estimated fair values on the Acquisition Date. Accordingly, the unaudited pro forma combined consolidated balance sheet combines the unaudited consolidated balance sheets of Zix and the Successor as of September 30, 2018 and gives effect to the Acquisition as if it had been completed on September 30, 2018. The unaudited pro forma combined consolidated statement of operations for the nine months ended September 30, 2018 combines the historical unaudited consolidated statements of operations of Zix and Successor for the same period and the unaudited pro forma combined consolidated statement operations combines the historical audited consolidated statements of operations for the fiscal year ended December 31, 2017 of Zix, the Predecessor, and the Successor for the same period, giving effect to the Acquisition as if it had been completed on January 1, 2017. Adjustments were included in the unaudited pro forma combined consolidated statement of operation and balance sheet to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.

Prior to October 5, 2017, the consolidated financial statements that represented the AppRiver business includes the accounts of AppRiver, LLC and its subsidiaries, including AG and SLU (collectively, the “Predecessor”). On October 5, 2017, the former owners of the Predecessor effectively sold 100% of its membership interests in AppRiver, LLC to AppRiver Marlin Topco, L.P., which is wholly-owned by affiliates of Marlin Equity Partners (“Marlin”), a private equity firm based in the United States (the “AppRiver Acquisition”). Subsequent to the AppRiver Acquisition, Marlin owned the entities of the Predecessor through AR Topco, LLC. The AppRiver Acquisition was accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 805, Business

Combinations. Operations and financial reporting continue to be maintained at the AppRiver, LLC level. Push down accounting was applied in which the assets and liabilities of AR Topco, LLC and its subsidiaries were recorded at their respective fair values as of the date of the AppRiver Acquisition. AR Topco, LLC and its subsidiaries are referred to as the “Successor” herein.

The unaudited pro forma combined consolidated financial statements are derived from and should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma combined and consolidated financial statements;

•	Zix’s unaudited consolidated financial statements and accompanying notes contained in Zix’s Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2018;

•	Zix’s audited consolidated financial statements and accompanying notes contained in Zix’s Annual Report on Form 10-K as of and for the year ended December 31, 2017.

•

The audited consolidated financial statements and related footnotes of AppRiver, LLC and Subsidiaries as of October 4, 2017 and for the period from January 1, 2017 to October 4, 2017 and related notes.

•

The audited consolidated financial statements and related footnotes of AR Topco, LLC and Subsidiaries as of December 31, 2017 and for the period from October 5, 2017 to December 31, 2017 and related notes.

•	The unaudited consolidated financial statements of AR Topco, LLC and Subsidiaries as of September 30, 2018 and for the nine months period ended September 30, 2018 and related notes.

The Company has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed and the related allocations of purchase price related to the Acquisition of the Successor, nor has the Company identified all adjustments necessary to conform the Successor’s accounting policies to the Company’s accounting policies. Additionally, a final determination of the fair value of assets acquired and liabilities assumed from the Successor will be based on the tangible and intangible assets and liabilities of Successor that existed as of the Acquisition Date. Accordingly, the pro forma purchase price adjustments presented herein are preliminary and may not reflect any final purchase price adjustments made. The Company estimated the fair value of Successor’s assets and liabilities based on discussions with Successor’s management, due diligence and preliminary work performed by third-party valuation specialists. As the final valuations are being performed, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments, which may result in material differences from the information presented herein.

The unaudited pro forma combined consolidated statements of operations do not include the benefits of any revenue, cost, or other operating synergies that may result from the Acquisition or any related restructuring costs of certain amounts resulting from the Acquisition that were determined to be of a non-recurring nature.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2018

(in thousands)

	Zix Historical	Successor Historical	Pro Forma Adjustments	Notes (See Note 3)	Pro Forma Combined
ASSETS
Current assets:
Cash	$23,977	$7,936	$(11,265)	(a)	$20,648
Accounts receivable, net	3,222	7,072	—		10,294
Prepaid and other current assets	2,826	555	—		3,381

Total current assets	30,025	15,563	(11,265)		34,323
Property and equipment, net	4,058	2,281	1,010	(b)	7,349
Goodwill	13,494	75,983	66,370	(c)	155,847
Intangible assets, net	14,640	48,256	89,244	(d)	152,140
Deferred tax assets	21,371	—	443	(e)	21,814
Deferred costs and other assets	8,647	257	—		8,904

Total assets	$92,235	$142,340	$145,802		$380,377

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$584	$7,480	$—		$8,064
Deferred revenue	29,425	9,617	704	(f)	39,746
Accrued expenses and other liabilities	8,016	4,952	7,849	(g)	20,817
Current portion of long-term debt	—	300	(300)	(h)	—

Total current liabilities	38,025	22,349	8,253		68,627
Long-term liabilities:
Long-term debt, net of current portion	—	28,732	139,819	(h)	168,551
Deferred revenue	2,392	—	—		2,392
Deferred rent	1,054	—	—		1,054
Other long-term liabilities	—	296	—		296

Total liabilities	41,471	51,377	148,072		240,920
Preferred stock:
Series A convertible preferred stock	—	—	64	(i)	64
Series B convertible preferred stock	—	—	35	(i)	35
Additional paid-in capital	—	—	96,443	(i)	96,443

Total preferred stock	—	—	96,542		96,542
Stockholders’ equity:
Common stock	779	—	—		779
Additional paid-in capital	383,990	102,038	(102,038)	(j)	383,990
Treasury stock	(108,385)	—	—		(108,385)
Retained earnings (accumulated deficit)	(225,620)	(11,073)	3,226	(g), (j)	(233,467)
Accumulated other comprehensive (loss)	—	(2)	—		(2)

Total stockholders’ equity	50,764	90,963	(98,812)		42,915

Total liabilities, preferred stock and stockholders’ equity	$92,235	$142,340	$145,802		$380,377

See accompanying notes to the unaudited pro forma combined and consolidated financial statements

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF

OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

(in thousands, except share and per share amounts)

	Zix	Successor	Pro Forma Adjustments	Notes (See Note 3)	Pro Forma Combined
Revenues	$52,029	$63,488	$—		$115,517
Cost of revenues	11,189	36,291	3,826	(k)	51,306

Gross margin	40,840	27,197	(3,826)		64,211
Research and development expenses	8,720	6,878	(25)	(l)	15,573
Selling, general and administrative expenses	24,139	22,327	6,628	(m)	53,094

Operating income	7,981	(2,008)	(10,429)		(4,456)
Other income (expense):
Investment and other income (expense)	662	(9)	—		653
Interest expense	—	(1,533)	(7,161)	(n)	(8,694)

Total other income	662	(1,542)	(7,161)		(8,041)

Income before income taxes	8,643	(3,550)	(17,590)		(12,497)
Income tax benefit (expense)	(2,455)	(98)	—		(2,553)

Net income (loss)	$6,188	$(3,648)	$(17,590)		$(15,050)

Foreign currency translation adjustments	—	(6)	—		(6)

Comprehensive income (loss)	$6,188	$(3,654)	$(17,590)		$(15,056)

Basic income (loss) per common share	$0.12			(o)	$(0.42)

Diluted income (loss) per common share	$0.12			(o)	$(0.42)

Weighted average shares outstanding
Basic common shares outstanding	52,611,161			(o)	52,611,161

Diluted common shares outstanding	53,389,622			(o)	52,611,161

See accompanying notes to the unaudited pro forma combined and consolidated financial statements

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF

OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2017

(in thousands, except share and per share amounts)

	Zix	Predecessor January 1, 2017 – October 4, 2017	Successor October 5, 2017 – December 31, 2017	Pro Forma Adjustments	Notes (See Note 3)	Pro Forma Combined
Revenues	$65,663	$58,117	$17,158	$—		$140,938
Cost of revenues	12,602	30,695	10,281	6,469	(p)	60,047

Gross margin	53,061	27,422	6,877	(6,469)		80,891
Research and development expenses	10,980	5,446	1,904	(8)	(q)	18,322
Selling, general and administrative expenses	31,871	21,387	11,756	10,370	(r)	75,384

Operating income	10,210	589	(6,783)	(16,831)		(12,815)
Other income (expense):
Investment and other income (expense)	339	(174)	1	—		166
Interest expense	—	(160)	(633)	(10,841)	(s)	(11,634)

Total other income	339	(334)	(632)	(10,841)		(11,468)

Income before income taxes	10,549	255	(7,415)	(27,672)		(24,283)
Income tax benefit (expense)	(18,606)	(9)	(10)	—		(18,625)

Net income (loss)	$(8,057)	$246	$(7,425)	$(27,672)		$(42,908)

Foreign currency translation adjustments	—	32	4	—		36

Comprehensive income (loss)	$(8,057)	$278	$(7,421)	$(27,672)		$(42,872)

Basic income (loss) per common share	(0.15)				(t)	(1.01)

Diluted income (loss) per common share	(0.15)				(t)	(1.01)

Weighted average shares outstanding
Basic common shares outstanding	53,430,492				(t)	53,430,492

Diluted common shares outstanding	53,430,492				(t)	53,430,492

See accompanying notes to the unaudited pro forma combined and consolidated financial statements

Notes to Unaudited Pro Forma Combined Consolidated Financial Statements

NOTE 1 – BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined consolidated statement of operations and balance sheet have been prepared for illustrative purposes only and to give effect to the Acquisition pursuant to the assumptions described in Notes 3 and 4 herein. The unaudited pro forma combined consolidated balance sheet as of September 30, 2018 give effect to the Acquisition as of it had occurred on September 30, 2018. The unaudited pro forma combined consolidated statements of operations for nine months ended September 30, 2018 and the year ended December 31, 2017 gives effect to the Acquisition as if it had occurred as of January 1, 2017.

The unaudited pro forma combined consolidated statement of operations and balance sheet are based on the historical consolidated financial statements of each of Zix, the Predecessor, and the Successor as applicable for the periods presented and have been prepared to reflect the Acquisition, including the financing arrangements utilized to fund the Acquisition. The unaudited pro forma combined consolidated financial statements do not necessarily reflect the results of operations or the financial position of Zix that actually would have resulted had the Acquisition occurred on the dates indicated nor project the results of operations or financial position of Zix for any future dates or periods.

The pro forma adjustments have been prepared to illustrate the estimated effect of the Acquisition and certain other adjustments. Any non-recurring items directly attributable to the Acquisition are not included in the unaudited pro forma combined consolidated statements of operations. In contrast, any non-recurring items that were already included in Zix’s, the Predecessor’s, or the Successor’s historical consolidated financial statements that are not directly related to the Acquisition have not been eliminated. The unaudited pro forma combined consolidated statements do not reflect the non-recurring cost of any integration activities or benefits from the Acquisition including potential synergies that may be generated in future periods.

The pro forma adjustments and allocations of the purchase price related to the Acquisition are based on preliminary estimates of the fair value of the consideration paid and the fair value of the assets acquired and liabilities to be assumed. Because the unaudited pro forma combined consolidated financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. Zix expects to finalize its allocation of the purchase consideration as soon as practicable following the completion of the Acquisition.

NOTE 2 – ESTIMATED PRELIMINARY CONSIDERATION TRANSFERRED AND PRELIMINARY FAIR VALUE OF NET ASSETS ACQUIRED

The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary and subject to certain post-closing adjustments. A final determination of required adjustments will be made based upon final evaluation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed. At the Acquisition Date, the consideration transferred was $271.8 million, net of cash acquired of $4.6 million. The estimated cash consideration transferred consisted of $275.0 million initial consideration reduced by $1.7 million related to customary working capital adjustments and $1.5 million for outstanding indebtedness. In exchange, the Company acquired 100% of the equity of AR Topco, LLC. The following table summarizes the components of the consideration (in thousands):

Base amount	$275,000
Net working capital adjustment	(1,694)
Outstanding indebtedness	(1,501)

Consideration paid	$271,805

The following table summarizes the purchase price allocation to the assets acquired and liabilities assumed. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed. Final adjustments, including increases and decreases to depreciation and amortization resulting from the allocation of the purchase price to amortizable tangible and intangible assets, may be material. Adjustments to the fair value of tangible and intangible assets acquired and liabilities assumed will impact the value of goodwill recognized in the Acquisition, and the adjustment to goodwill may be material. For illustrative purposes, the preliminary allocation of the purchase price to the fair value of the Successor’s assets acquired and liabilities assumed was as follows (in thousands):

Purchase price consideration (inclusive of cash balance)	$276,358
Cash and cash equivalents	7,936
Accounts receivable, net	7,072
Prepaid and other current assets	555
Property and equipment	3,291
Deferred tax assets	443
Intangible assets	137,500
Deferred costs and other assets	257
Goodwill	142,353
Accounts payable	(7,480)
Accrued expenses	(4,952)
Deferred revenue- short term	(10,321)
Other long-term liabilities	(296)

Net assets acquired	$276,358

NOTE 3 – PRO FORMA ADJUSTMENTS, AS PRESENTED IN THE BALANCE SHEET AS OF SEPTEMBER 30, 2018 AND THE STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND THE YEAR ENDED DECEMBER 31, 2017

The unaudited combined consolidated pro forma financial statements reflect the following adjustments to give effect to the Acquisition as described in the Current Report:

Adjustments to the unaudited pro forma combined consolidated balance sheet (in thousands) as of September 30, 2018:

(a)

Adjustment to cash that reflects the difference between a consideration paid to existing shareholders of AppRiver totalling $276.4 million (inclusive of $7.9 million Successor’s cash balance on hand) and sources of consideration consisted of $168.5 million from term facilities and $96.6 million from issuance of preferred stocks. The remaining $11.3 million was paid with Zix’s cash on hand. Please refer to notes (h) and (j) for more details for the sources of financing.

(b)

Adjustment to property and equipment, net that reflects the reversal of Successor’s historic balance of property and equipment, net of $2,281 and recording of fair value of property and equipment, net of $3,291.

(c)	Adjustment to goodwill to reflect $142,353 goodwill derived from the Acquisition and removal of $75,983 historic goodwill balance of Successor.

(d)

Adjustment to intangible assets, net that reflects the reversal of Successor’s historic intangible assets totalling $48,256 and recording of fair value of identifiable intangible assets acquired in the Acquisition totalling $137,500. The fair value of identifiable intangible assets acquired is comprised of the following:

	Estimated useful life (in years)	(in thousands)
Customer Relationships	8	$91,000
Vendor Relationships- Microsoft	3	1,000
Developed Technology- Proprietary Security	5	21,600
Developed Technology- Nautical Platform	6	13,200
IPR&D- End Point Security	5	6,300
Brand Assets	10	4,400

		$137,500

(e)	Adjustment to record the fair value of deferred tax assets of $443 related to the Successor’s net operating loss carryforward.

(f)

Adjustment to deferred revenue that reflects the reversal of the Successor’s historic deferred revenue totalling $9,617 and recording the fair value of deferred revenue acquired in the Acquisition totalling $10,321. Deferred revenue of the Successor mainly included amounts billed to customers related to services yet to be performed within 12 months.

(g)	Adjustment to reflect transaction costs incurred by Zix of $7,849.

(h)

Adjustment to reflect the reversal of the Successor’s historic long term debt of $28,732, current portion of long term debt of $300, and recording of the carrying amount of the term loan utilized in connection with the Acquisition of $168,551, net of original issuance cost of $6,449.

(i)	Adjustment to reflect the net proceeds from the issuance of Series A convertible preferred stock of $62,661 and Series B convertible preferred stock of $33,881.

(j)	Adjustment to reflect the reversal of Successor’s historic equity that consists of $102,038 of additional paid-in capital and $11,073 of accumulated deficit.

Adjustments to the unaudited combined and consolidated pro forma statement of operations for the nine months ended September 30, 2018 (in thousands):

(k)

Adjustments that reflect the reversal of the historical depreciation expense of the Successor totalling $183 and amortization expense of $1,070, and recording depreciation expense associated with the fair value of the Successor’s property and equipment, net of $147 and amortization expense associated with the fair value of the Successor’s intangible assets, net of $4,932 in cost of revenues.

(l)	Adjustment that reflects the reversal of the Successor’s historical amortization expense related to intangible assets of $25 recorded in Research and Development expenses.

(m)

Adjustments that reflect the reversal of the Successor’s historical depreciation expense of $527 and amortization expense of $3,343, and recording depreciation expense associated with the fair value of the Successor’s property and equipment, net of $483 and amortization expense associated with the fair value of the Successor’s intangible assets, net of $10,015 in cost of revenues.

(n)

Adjustments that reflect the reversal of historical interest expense of $1,533 related to the Successor’s legacy borrowings, and recording interest expense of $8,694 associated with the term loan facility obtained by Zix in connection with the Acquisition.

(o)

The Company applies the two-class method to calculate its basic and diluted net loss per share attributable to common stockholders, as the Series A Preferred Stock is a participating security. The two-class method is an earnings allocation formula that treats a participating security as having rights to earnings that otherwise would have been available to common stockholders. Associated with the Preferred Stock for the nine months ended September 30, 2018, accrued dividends totalled $7,084, which reduced the income available to be distributed to common shareholders.

Adjustments to the unaudited combined and consolidated pro forma statement of operations for the year ended December 31, 2017 (in thousands):

(p)

Adjustments that reflect the reversal of historical depreciation expense incurred by the Predecessor and Successor of $8 and amortization expense of $295, and recording of depreciation expense associated with the fair value of the Successor’s property and equipment, net of $196 and amortization expense associated with the fair value of the Successor’s intangible assets, net of $6,576 in cost of revenues.

(q)	Adjustment that reflect the reversal of historical amortization expense related to the Successor’s intangible assets of $8 recorded in Research and Development expenses.

(r)

Adjustments that reflect the reversal of the Predecessor’s and the Successor’s historical depreciation expense of $539 and amortization expense of $3,087, and recording of depreciation expense associated with the fair value of Successor’s property and equipment, net of $645 and amortization expense associated with the fair value of the Successor’s intangible assets, net of $13,351 in cost of revenues.

(s)

Adjustments that reflect the reversal of historical interest expense of $793 related to the Predecessor’s and Successor’s legacy borrowings, and recording of interest expense totalling $11,634 associated with the term loan facility obtained by Zix in connection with the Acquisition.

(t)

The Company applies the two-class method to calculate its basic and diluted net loss per share attributable to common stockholders, as its Series A Preferred Stock is a participating security. The two-class method is an earnings allocation formula that treats a participating security as having rights to earnings that otherwise would have been available to common stockholders. Associated with the Preferred Stock for the year ended December 31, 2017, accrued dividends totalled $11,086, which reduced the income available to be distributed to common shareholders.